Exhibit 99.1

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

866-402-4295 or 208-292-2818

aclegg@nighthawkrad.net

Media inquiries:

Elizabeth Scanlon

Scanlon Corporate Communications

312-372-4400

NightHawk Radiology Holdings, Inc. Announces Addition of Ernest G. Ludy to Board of Directors

Coeur d’Alene, Idaho, June 26, 2006– NightHawk Radiology Holdings, Inc. (Nasdaq: NHWK), a leading provider of radiology services to radiology groups across the United States, today announced that Ernest G. Ludy has joined the company’s Board of Directors, effective as of June 23, 2006.

Mr. Ludy is the founder and former Chief Executive Officer and Chairman of The Medstat Group, which is now Thomson Medstat, a pioneer in the development of paid claims databases and data-mining software. Mr. Ludy currently serves on the boards of Rubicon Genomics, a molecular diagnostics company, and Arboretum Ventures, a venture fund focused on medical devices and healthcare information technology. Mr. Ludy also serves as a member of the National Health Council’s Advisory Commission on Patient-Centered Care, and on the advisory boards of the Life Sciences Institute at the University of Michigan and the Sustainable Sciences Institute in San Francisco.

“We are excited to have Ernie join the NightHawk board and look forward to working with him in the future,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “His extensive experience building healthcare services companies, many of which leverage a strong technology platform such as ours, will help us to further capitalize on future opportunities. We look forward to drawing upon his experience as we continue to lead a significant transformation in the professional practice of radiology.”

“I am very excited to be joining the board of this exceptional company,” said Mr. Ludy. “I am especially looking forward to helping NightHawk with its strategy to capture and organize its growing information assets, strengthen its competitive position and build long-term value for shareholders.”

Mr. Ludy will replace Dr. William Bradley who will transition to the role of Special Advisor to the NightHawk Board of Directors effective June 23, 2006.

“We are very grateful to Dr. Bradley, who is such an esteemed member of the radiology industry, for all of his help and guidance as a member of our Board, and we look forward to continuing to work together in his new role with the company,” said Dr. Berger.

Mr. Ludy will also replace Dr. Bradley as a member of the Audit Committee of the Board.

With Dr. Bradley’s resignation and the election of Mr. Ludy, NightHawk is now in compliance with the corporate governance standards of the Nasdaq National Market which require that a majority of the Company’s Board and each member of its Audit Committee be independent. NightHawk had 12 months from the time of its initial public offering to comply with this rule.

About NightHawk

NightHawk, headquartered in Coeur d’Alene, Idaho, is a leading provider of radiology services to radiology groups across the United States. Its team of highly-qualified, U.S. state-licensed and hospital-privileged radiologists uses its proprietary workflow technology to provide radiology group customers in the United States radiological interpretations primarily from centralized reading facilities located in Sydney, Australia and Zurich, Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s strategies and the Company’s entry into new markets. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

“NHWKG”